Exhibit 10.3 Shareholders' Meeting Royal Invest Dwvelopment and Service B.V.
b

Minutes of the Extra-ordinary General Meeting of Shareholders of Royal Invest Development and Services B.V. ("the Company"), a private company with limited liability with its registered seat in Amsterdam, The Netherlands, held on October 22, 2008.

The meeting appoints as chairman Mr Jerry Gruenbaum, lawfully representing the common and preferential shareholder of the Company, Royal Invest International Corp. The preferred shareholder also being present at the meeting is ECM Hoff Holding B.V.

The chairman appoints as secretary Mr L.J.C.M. Kassing.

The chairman opens the meeting and records that all shares issued by the Company are represented at the meeting and that no registered depository receipts have been issued with the co-operation of the Company nor that the right of usufruct has been attached to any share nor that any share has been pledged.

So, despite the fact that no notice as prescribed by the Articles of Association and/or the law has been given, all unanimous resolutions can be passed legally.

The following resolutions are passed unanimously:

I.	to accept the resignation as the director Mr D. Havenaar of the company and to honourable discharge him from his liabilities for the conduct of the affairs of the company and give him full discharge;

II.
to accept the appointment of Mr. L.J.C.M. Kassing residing in Belgium as managing director of the company and to be paid by Royal Invest International Corp for his services as part of RIIC’s management team a consideration of € 15.000 per month with a minimum term for services of one year. RIIC will enter into a separate management services agreement for this purpose;

There being no other business to be put before the meeting the chairman then terminates the meeting, after which these minutes were finalized on November 6, 2008 and signed by him and the secretary in fourfold.

/s/ Jerry Gruenbaum                                                                        /s/ L.J.C.M. Kassing
The chairman                                                                                    The secretary